                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          NATIONAL STEEL CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                  [LETTERHEAD OF NATIONAL STEEL CORPORATION]


April 8, 1996

To All National Steel Corporation Stockholders:

  It is a pleasure to invite you to our Annual Meeting of Stockholders which will be held at the Adams Mark Hotel, 4th & Chestnut Streets, St. Louis, Missouri on Tuesday, April 30, 1996 at 10:00 a.m. Central Daylight Time. Your continued interest in our Company is appreciated, and I hope that as many of you as possible will attend the Annual Meeting.

  At the meeting you will be asked to elect nine directors to terms ending at the next Annual Meeting of Stockholders and to ratify the appointment of Ernst & Young LLP as National Steel's independent auditors for the fiscal year ending December 31, 1996.

  Regardless of the number of shares you own, it is important that they are represented and voted at the meeting, whether or not you plan to attend. Accordingly you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

  On behalf of the Board of Directors, thank you for your cooperation and continued support.

                                     Sincerely,

                                     /s/ V. John Goodwin
                                     V. John Goodwin
                                     President and
                                     Chief Executive Officer

                      [LOGO OF NATIONAL STEEL CORPORATION]


                           NATIONAL STEEL CORPORATION
                           4100 EDISON LAKES PARKWAY
                            MISHAWAKA, INDIANA 46545

                 NOTICE OF 1996 ANNUAL MEETING OF STOCKHOLDERS

  The 1996 Annual Meeting of Stockholders of National Steel Corporation (the "Company") will be held at the Adams Mark Hotel, 4th & Chestnut Streets, St. Louis, Missouri on Tuesday, April 30, 1996 at 10:00 a.m. Central Daylight Time.

  The Annual Meeting will be held for the following purposes:

    1. To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified;

    2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996; and

    3. To transact any other business that may properly come before the meeting.

  March 15, 1996 has been designated as the date of record for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof.

                                     By order of the Board of Directors,

                                     /s/ David A. Pryzbylski
                                     David A. Pryzbylski
                                     Secretary

April 8, 1996


 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE WHICH HAS BEEN PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                                                                           LOGO

                                PROXY STATEMENT

                     GENERAL INFORMATION FOR STOCKHOLDERS

  This proxy statement is furnished in connection with the solicitation by the Board of Directors of National Steel Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 30, 1996 and at any and all adjournments of such Annual Meeting. As of March 15, 1996, the record date for the Annual Meeting, there were issued and outstanding 22,100,000 shares of Class A Common Stock, all of which are owned by NKK U.S.A. Corporation, and 21,188,240 shares of Class B Common Stock. Holders of Class A Common Stock are entitled to two votes per share while holders of Class B Common Stock are entitled to one vote per share. The Class A Common Stock and Class B Common Stock are sometimes referred to collectively herein as the "Common Stock" of the Company.

  This Proxy Statement and form of proxy were initially mailed to stockholders on or about April 8, 1996. In addition to solicitation by mail, the Company will request security dealers, banks, fiduciaries and nominees to furnish proxy materials to beneficial owners of the Class B Common Stock of whom they have knowledge and will reimburse them for their expenses for doing so. Additional solicitation may be made by letter, telephone or telecopier by officers and employees of the Company. In addition, the annual report of the Company for the fiscal year ended December 31, 1995, including financial statements, has been mailed to each stockholder of record and provided to security dealers, banks, fiduciaries and nominees for mailing to beneficial owners at the Company's expense.

  All duly executed proxies received by management prior to the Annual Meeting will be voted in accordance with the choices specified by stockholders on their proxies. If no choice is specified by a stockholder, the shares of such stockholder will be voted FOR the election of the nine nominees for directors listed in this Proxy Statement that are to be elected by the holders of the Company's Class A Common Stock and Class B Common Stock, voting together as a single class, and FOR the ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Notice of revocation should be sent to the Secretary of the Company at 4100 Edison Lakes Parkway, Mishawaka, Indiana 46545.

  It is the policy of the Company that proxies that identify the vote of specific stockholders are kept confidential until the final vote is tabulated, except in a contested proxy or consent solicitation or to meet applicable legal requirements.

  The Bylaws of the Company provide that, except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, present in person or represented by proxy, but in no event less than one-third of the shares entitled to vote at the meeting, shall constitute a quorum for the transaction of business at the Annual Meeting. The Bylaws also provide that (i) directors shall be elected by a plurality of the votes cast at the Annual Meeting, and (ii) except as required by law, the Certificate of Incorporation or the Bylaws, any other matter brought before the Annual Meeting shall be decided by the vote of the holders of a majority of the voting power of the capital stock represented and entitled to vote at the Annual Meeting.

  Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" as present for purposes of determining a quorum at the Annual Meeting. Broker non-votes as to particular proposals, however, will be deemed shares not having voting power on such proposals, will not be counted as votes for or against such proposals, and will not be included in calculating the number of votes necessary for approval of such proposals. "Broker non-votes" are proxies with respect to shares of voting stock held in record name by brokers or nominees, as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power under applicable New York Stock Exchange Rules or the instrument under which it serves in such capacity, and (iii) the record holder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter. As a result of the foregoing, shares not voted, whether by abstention, broker non-votes or otherwise, will have no effect on the election of directors. However, abstentions as to other proposals will have the same effect as a vote against the proposal.

  The expense of this solicitation will be paid by the Company. Brokers and certain other holders for beneficial owners will be reimbursed for out-of-pocket expenses incurred in the solicitation of proxies from the beneficial owners of shares held in their names. The Company has retained the services of Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee not expected to exceed in the aggregate $2,500 plus reasonable out-of-pocket expenses.

                             ELECTION OF DIRECTORS

  Nine directors are to be elected to hold office for terms expiring on the date of the 1997 Annual Meeting of Stockholders and until their successors are duly elected and qualified, or until their earlier resignation, retirement, or removal. All of the nominees have been designated by the Board of Directors. All nominees are members of the present Board with the exception of Dr. Bruce
K. MacLaury who is standing for election for the first time. Edwin V. Clarke, Jr. will retire upon completion of his present term as a director as of the 1996 Annual Meeting and is not a candidate for reelection. Each nominee has consented to being named in the Proxy Statement as a nominee for director and has agreed to serve as a director if elected. The proxies appointed by name in the enclosed proxy form will vote as instructed by the stockholder for the election of the nominees listed below. The proxies, however, reserve full discretion to cast votes for any other person if any nominee shall be unable to serve, or for good cause will not serve, except where authority is withheld by the stockholder.

INFORMATION CONCERNING NOMINEES FOR DIRECTORS

  Set forth below for each nominee is his name and age; the date on which he first became a director of the Company; the names of other companies of which he serves as a director; and his principal occupation during at least the last five years.

 V. JOHN GOODWIN

  Mr. Goodwin, age 52, has been a director of the Company since June 1, 1994. He joined the Company as President, Chief Operating Officer and Director on June 1, 1994. He was elected Chief Executive Officer on July 25, 1995. Prior to joining the Company, Mr. Goodwin was employed by U.S. Steel Corporation for approximately twenty-seven years beginning in 1967. From 1987 until his departure in 1994, he served as the general manager of U.S. Steel's Gary Works.

 MASAYUKI HANMYO

  Mr. Hanmyo, age 55, has been a director of the Company since November 3, 1993. Since 1963, he has been employed in various positions by NKK Corporation ("NKK"), the second largest steel maker in Japan, based upon production. He has also been a director of NKK since 1992. Mr. Hanmyo was General Manager,

Production Administration Department of Keihin Works from 1988 to 1991, and was General Manager, Technology Planning and Coordination Department from 1991 to 1993.

 FRANK J. LUCCHINO

  Mr. Lucchino, age 56, has been a director of the Company since January 30, 1995. Since 1980 he has served as Controller of Allegheny County, Pennsylvania and been a Partner with the law firm of Grogan, Graffam, McGinley & Lucchino, PC. Mr. Lucchino also serves as a director of Rockwood Casualty Insurance Company. In 1993, Mr. Lucchino was appointed by the President of the United States to serve on the U.S. National Commission on Libraries and Information Science, and his nomination was confirmed by the U.S. Senate. Mr. Lucchino is also a member of the Board of Trustees of the University of Pittsburgh, The Carnegie, the Carnegie Science Center, the Carnegie Library of Pittsburgh, and the Western Pennsylvania Historical Society. Mr. Lucchino was nominated to serve on the Board of Directors pursuant to a collective bargaining agreement with the United Steelworkers of America.

 DR. BRUCE K. MACLAURY

  Dr. MacLaury, age 64, is standing for election as a director of the Company for the first time. From 1977 to 1995, Dr. MacLaury served as President of the Brookings Institution which is engaged in public policy research and education. Dr. MacLaury also serves as a director of American Express Bank, Ltd., the St. Paul Companies and the Vanguard Funds.

 HIROSHI MATSUMOTO

  Mr. Matsumoto, age 44, has been a director of the Company since June 1, 1994. He joined the Company as Vice President and Assistant to the Chief Operating Officer on June 1, 1994. On July 25, 1995, Mr. Matsumoto was appointed Vice President--Business & Strategic Planning and, effective February 1, 1996, was appointed to his present position of Executive Vice President, Corporate Planning and Development. From 1986 to 1994 he served NKK America, Inc. as Senior Representative in their Washington, D.C. office.

 OSAMU SAWARAGI

  Mr. Sawaragi, age 67, has been a director of the Company since June 26, 1990. He was elected Chairman effective January 1, 1994. He is currently serving NKK as Senior Management Counsel. Prior thereto, he served NKK as a director beginning in 1984, Managing Director in 1986, Senior Managing Director in 1989, and Executive Vice President from 1990 to 1994. Mr. Sawaragi is Chairman of the Compensation Committee and a member of the Nominating Committee.

 KENICHIRO SEKINO

  Mr. Sekino, age 59, has been a director of the Company since January 1, 1994. He was appointed to his present position of Vice Chairman of the Board and Assistant to the Chairman on July 25, 1995. Mr. Sekino was employed in various capacities with NKK Corporation since 1962. From 1994 to 1995, he served as Senior General Manager, Steel Division. From 1991 to 1994 he served as Senior General Manager, International Business Center, and from 1987 to 1991 he was President of NKK (UK) LTD. Mr. Sekino is Chairman of the Nominating Committee.

 ROBERT J. SLATER

  Mr. Slater, age 58, has been a director of the Company since April 26, 1991. He has been President and Director of Jackson Consulting, Inc., and/or its predecessor companies since 1985. He is also a director of Southdown, Inc., Houston, TX and First Industrial Realty Trust, Inc., Chicago, IL. Mr. Slater is Chairman of the Audit Committee and a member of the Compensation and Nominating Committees.

 SUSUMU TERAO

  Mr. Terao, age 43, has been a director of the Company since July 1, 1995. He joined the Company in January 1995 as Director of Finance. Prior thereto, Mr. Terao was employed by NKK Corporation for nineteen years. From 1990 to 1995, he was Manager of NKK's Comptrollers' Department and International Business Center.

                            THE BOARD OF DIRECTORS

  The Board of Directors held 5 meetings during 1995.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Company has three standing committees: an Audit Committee, a Compensation Committee and a Nominating Committee.

AUDIT COMMITTEE

  The Audit Committee has responsibility for recommending to the Board of Directors a firm of independent certified public accountants to serve as auditors to be appointed by the Board, subject to ratification by the stockholders at the Annual Meeting. In addition, the Audit Committee approves the scope and fees of the annual audit and reviews the results and recommendations of the independent auditors upon completion of the annual audit. The Audit Committee also assists in evaluating the adequacy and effectiveness of the Company's accounting procedures and internal controls. The Audit Committee also has the authority to meet and confer with such officers and employees of the Company as deemed appropriate in connection with carrying out its responsibilities. The Audit Committee is presently comprised of Mr. Slater, Chairman, and Mr. Clarke. Mr. Clarke will cease to be a member of this Committee upon his retirement and completion of his present term as of the 1996 Annual Meeting. The Audit Committee held 3 meetings in 1995.

COMPENSATION COMMITTEE

  The duties of the Compensation Committee are to review and approve a compensation philosophy and guidelines for the Company's executive officers and directors. In addition, the Compensation Committee reviews and recommends for approval by the Board of Directors base salaries, employment agreements, stock option grants and any severance payments for any of the Company's executive officers. The Committee also establishes, administers, amends and terminates plans, policies and procedures regarding incentive compensation and other performance based compensation arrangements; reviews the executive officer succession program; and oversees compliance with all Securities and Exchange Commission and other applicable laws and regulations pertaining to the disclosure of compensation paid to executive officers and directors. The Compensation Committee is presently comprised of Mr. Sawaragi, Chairman, and Messrs. Clarke and Slater. Mr. Clarke will cease to be a member of this Committee upon his retirement and completion of his present term as of the 1996 Annual Meeting. The Compensation Committee held 4 meetings during 1995.

NOMINATING COMMITTEE

  The Nominating Committee has the authority to develop candidate specifications for Board memberships and to make recommendations as to candidates for election to the Board of Directors and as to candidates to fill vacancies on the Board of Directors. The Nominating Committee will consider nominees for election to the Board of Directors recommended by stockholders of the Company. Suggestions for candidates, accompanied by biographical material and material regarding the candidate's qualifications to serve as a director, should be sent to the Secretary of the Company. This Committee is also responsible for reviewing the qualifications of the candidate nominated to serve as a director by the United Steelworkers of America pursuant to their collective bargaining agreement with the Company. The Nominating Committee is presently comprised of Mr. Sekino, Chairman, and Messrs. Sawaragi, Clarke and Slater. Mr. Clarke will cease to be a member of this Committee upon his retirement and completion of his present term as of the 1996 Annual Meeting. The Nominating Committee held 2 meetings during 1995.

ATTENDANCE

  All of the incumbent directors attended 100% of the Board and Committee meetings held in 1995 during the period they were members of the Board or of a Committee, except for Mr. Lucchino who was able to attend only 60% of the meetings due to illness.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company or any of its subsidiaries receive an annual fee of $24,000 plus a fee of $1,000 for attendance at each meeting of the Board of Directors and at each meeting of a committee of the Board of Directors. All directors are reimbursed for expenses incurred in attending Board and committee meetings. In addition, each non-employee director received, upon his initial election to the Board of Directors, a stock option grant of 2,500 shares of Class B Common Stock at the then market price pursuant to the terms of the 1993 National Steel Corporation Nonemployee Directors Stock Option Plan. An additional stock option grant of 500 shares of Class B Common Stock is granted to each non-employee director at each anniversary of Board service. Each option grant will fully vest on the third anniversary of the date of grant or upon disability, death or retirement, whichever is earliest.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Compensation Committee of the Company's Board of Directors (the "Committee") reviews and approves the philosophy and guidelines for compensation programs and develops recommendations for the Company's Board of Directors regarding compensation levels for the Company's executive officers and directors. The Committee is composed exclusively of independent directors who are not eligible to participate in any of management's compensation programs. The Committee presents the following report on compensation for the Company's executive officers for 1995.

OVERVIEW AND PHILOSOPHY

  In 1993, the Committee adopted a written statement of executive compensation purposes, guiding principles and objectives which guide its evaluation and determination of executive compensation programs. This statement was developed by the Committee with the assistance of an independent compensation consultant familiar with compensation policies within the industry and at other major corporations. The statement provides that the purposes of executive compensation are to:

  . attract, motivate and retain outstanding team members;

  . align their success with the Company's stockholders; thereby

  . motivating them to enhance stockholder value by attaining the Company's short and long term performance objectives.

  One factor which the Committee considers in establishing its compensation policies is the expected tax treatment to the Company and its executive officers of the various forms of compensation and, in particular, the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), on the corporate deduction for compensation paid to certain executive officers. The deductibility of certain types of compensation may depend upon factors which are beyond the Committee's control, such as the timing of the executive officer's exercise of stock options and changes in law. Consequently, the Committee may not, in all cases, limit executive compensation to that amount which is deductible under Section 162(m) of the Code. The

Committee will, however, consider methods of preserving the deductibility of compensation benefits to the extent that it is reasonably practicable and to the extent that it is consistent with the Committee's other compensation goals and objectives. In 1995, the Company was not affected by the limitations imposed by Section 162(m) of the Code.

COMPONENTS OF EXECUTIVE OFFICER COMPENSATION

  Individual executive officer compensation includes base salary, annual incentive bonus and long term incentive compensation. With the assistance of an independent consulting firm, the Committee determines the median amount of base salary, annual incentive bonus and long term incentive compensation which are appropriate for each executive officer position. These median amounts are based upon compensation practices for comparable positions, as disclosed in certain compensation surveys reviewed by the Committee, including surveys of companies in the steel industry and surveys of general industrial companies. In making its determination of median compensation amounts, the Committee focuses on the salary, annual incentive bonus and long term incentive compensation disclosed in these surveys for companies of comparable size and scope of operations, including the five largest public integrated steel companies with which the Company competes. However, since duties, responsibilities and experience of an executive officer may differ from survey norms in both content and scope, adjustments are made by the Committee, in its judgment, for those factors. Therefore, compensation paid to some executive officers may be lower, while compensation paid to other executive officers may be higher, than median levels. All of the companies included in the Company's peer group shown in the Performance Graph on page 15 of this Proxy Statement, and many of the companies included in the Standard & Poors 500 index, participate in the surveys reviewed by the Committee.

BASE SALARY

  An increase in base salary for an executive officer is based on individual performance, business performance and the median base salary amount for such position. The Committee does not rely on any specific formula nor does it assign specific weights to the factors used in determining base salaries.

  On January 1, 1995, Mr. Goodwin's salary was increased to $390,000 to reflect Mr. Goodwin's performance and the significant progress made by the Company since Mr. Goodwin joined the Company in June of 1994. After this increase, Mr. Goodwin's annual base salary rate continued to be below the median salary level for his position as disclosed in the compensation surveys reviewed by the Committee.

ANNUAL INCENTIVES

  The 1995 Management Incentive Compensation Plan ("MICP") approved by the Compensation Committee establishes the amount of annual incentive bonus paid to each executive officer. Under the MICP, each executive officer is given an annual incentive target, equal to a percentage of base salary. This target is based upon the median annual incentive compensation amount for such position, but can be adjusted by the Committee in its discretion, based upon its evaluation of a particular executive officer's responsibilities and performance. The MICP provides that each officer can earn a percentage of this target amount, ranging from 0 to 150%, depending upon the extent to which the Company achieves the net income target established by the Committee. This percentage can also be adjusted by the Committee, in its discretion, in the event of exceptional individual or Company performance or if other important business or strategic objectives are met.

  In February of 1996, Mr. Goodwin was paid a bonus of $280,000 pursuant to the 1995 MICP. The amount of this bonus exceeded the percentage of Mr. Goodwin's target amount which would have been payable under the MICP based solely on the Company's actual net income during 1995. The Committee determined, however, that this higher bonus amount was appropriate in view of
(a) the Company's record earnings during 1995, (b) the substantial progress made by the Company during 1995 under Mr. Goodwin's leadership in achieving certain business and strategic objectives, and (c) the fact that Mr. Goodwin's base salary during 1995 was substantially less than the median level disclosed in the salary surveys reviewed by the Committee.

LONG TERM INCENTIVES

  The Company's long term incentive compensation awards for executive officers are designed to link executive compensation to the performance of the Company's Class B Common Stock share price. These awards also provide a retention incentive for participants. To date, the Company has only granted stock options to executive officers and other key employees.

  Effective as of January 3, 1995, the Committee and the Board of Directors granted long term incentive awards in the form of nonstatutory stock options under the Company's Long Term Incentive Plan to certain of the Company's executive officers. The amount of these awards was based primarily upon the median level of long term incentive award for each executive officer position; however, the Committee also took into account its evaluation of the particular officer's responsibilities and performance. These stock options vest completely three years from the date the grants were awarded. The exercise price for all options was equal to the market price of the Company's Class B Common Stock on the date of the grant. Thus, these awards reward executives only to the extent that the Company's Class B Common Stock share price increases over that market price. On January 3, 1995, Mr. Goodwin was awarded options to purchase 45,000 shares at an exercise price of $14.875 per share.

  Effective as of July 25, 1995, the Committee approved the grant of additional nonstatutory stock options under the Company's Long Term Incentive Plan to certain of the Company's executive officers who, on that date, were appointed to new positions with the Company. On this date, Mr. Goodwin was appointed Chief Executive Officer (a position which had been vacant since June of 1994) and was awarded options to purchase 100,000 shares at an exercise price of $15.25 per share, which was equal to the market price on the date of the grant. The Committee concluded that the size of this award was appropriate in view of Mr. Goodwin's new responsibilities and the fact that his base salary was not adjusted at the time of this appointment.

BENEFITS

  The Company's executive officers also participate in pension, perquisite, deferred compensation and other executive benefit programs. These programs are designed to be within competitive standards as defined by the practices of other major corporations.

  The Compensation Committee believes the executive compensation policies and programs serve the interests of the stockholders and the Company.

                                          Compensation Committee

                                          Osamu Sawaragi, Chairman
                                          Edwin V. Clarke, Jr.
                                          Robert J. Slater

EXECUTIVE COMPENSATION

  The following table sets forth separately, for the fiscal years indicated, each component of compensation paid or awarded to, or earned by, the Chief Executive Officer of the Company, and each of the other four most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year (collectively referred to herein as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                       ANNUAL COMPENSATION            AWARDS
                                  ------------------------------ ----------------
                                                    OTHER ANNUAL    SECURITIES     ALL OTHER
                                   SALARY   BONUS   COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   ($)      ($)       ($)(1)    OPTIONS/SARS (#)    ($)(2)
- ---------------------------  ---- -------- -------- ------------ ---------------- ------------
V. John Goodwin              1995 $390,000 $280,000   $47,972        145,000        $24,868
President and Chief          1994  175,000  225,000     4,130        100,000            --
Executive Officer (3)        1993      --       --        --             --             --

Hiroshi Matsumoto            1995  189,996  160,000    22,096         50,000          7,419
Executive Vice President,    1994   99,169   89,000       --          30,000            --
Corporate Planning and       1993      --       --        --             --             --
Development (3)

David A. Pryzbylski          1995  185,004  155,000    15,034         15,000         13,389
Senior Vice President,       1994   96,250   86,626       213         30,000            --
Administration and           1993      --       --        --             --             --
Secretary (3)

George D. Lukes              1995  160,008  140,000    18,422         10,000         13,706
Senior Vice President,       1994   93,338   84,000       170         30,000            --
Quality Assurance and        1993      --       --        --             --             --
Customer Satisfaction (3)

David L. Peterson            1995  170,004  125,000    11,000         10,000         13,201
Vice President and General   1994   99,169   89,252       --          30,000            --
Manager--Great Lakes         1993      --       --        --             --             --
Division (3)

- --------
(1) The amount shown represents amounts paid to the Named Executive Officer for reimbursement of taxes.
(2) The amount shown for 1995 includes (a) the Company's contribution to the National Steel Retirement Savings Program for Messrs. Goodwin, Pryzbylski, Lukes and Peterson in the amounts of $6,000, $5,717, $4,734 and $4,967 respectively; (b) the dollar value of life insurance premiums paid by the Company on behalf of the Named Executive Officer for Messrs. Goodwin, Matsumoto, Pryzbylski, Lukes and Peterson in the amounts of $15,768, $7,419, $7,672, $8,972 and $8,234 respectively; and (c) the Company's contribution to the Executive Deferred Compensation Plan for Mr. Goodwin in the amount of $3,100.
(3) Each of the Named Executive Officers became an executive officer of the Company on June 1, 1994.

STOCK OPTION TABLES

  The following table contains information relating to stock option grants made under the Company's Long Term Incentive Plan to the Named Executive Officers in 1995.

                             OPTION GRANTS IN 1995

                     NUMBER OF SECURITIES PERCENT OF TOTAL OPTIONS EXERCISE OR BASE
                      UNDERLYING OPTIONS    GRANTED TO EMPLOYEES        PRICE       EXPIRATION GRANT DATE PRESENT
NAME                    GRANTED (1)(#)         IN FISCAL YEAR       ($/SHARE) (2)      DATE       VALUE ($)(3)
- ----                 -------------------- ------------------------ ---------------- ---------- ------------------
V. John Goodwin            100,000                 23.4%               $15.250       07/25/05      $1,067,500
                            45,000                 10.5%                14.875       01/03/05         468,563
Hiroshi Matsumoto           30,000                  7.0%                15.250       07/25/05         320,250
                            20,000                  4.7%                14.875       01/03/05         208,320
David A. Pryzbylski         15,000                  3.5%                14.875       01/03/05         156,240
George D. Lukes             10,000                  2.3%                14.875       01/03/05         104,160
David L. Peterson           10,000                  2.3%                14.875       01/03/05         104,160

- --------
(1) All options shown are nonstatutory stock options to purchase shares of the Company's Class B Common Stock. Options can be exercised after three years but no more than ten years from the date of grant while the optionee is in the employ of the Company. Notwithstanding the foregoing, in the event that termination of employment is by reason of retirement, permanent disability or death, the options may be exercised in whole or in part within 24 months of the date of any such occurrence, to the extent they have vested as described in the Long Term Incentive Plan agreement. In the event of a change in control, as defined in the Long Term Incentive Plan, all options become immediately exercisable unless provided otherwise at the time of grant of such options.
(2) The exercise price for all option grants was equal to the fair market value of the Class B Common Stock on the grant date.
(3) The grant date present value was determined using the Black-Scholes valuation methodology with the following assumptions:

      ASSUMPTIONS
      -----------
      Expected Volatility.............................................    0.514
      Expected Dividend Yield.........................................    0.000%
      Expected Risk Free Rate of Return...............................    6.250%
      Expected Timing of Exercise..................................... 10 years
      Black-Scholes Ratio.............................................    0.700

  The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The actual value, if any, a Named Executive Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised so that there is no assurance the value realized by an individual will be at or near the value estimated by the Black-Scholes model.

  The following table sets forth certain information concerning options to purchase the Company's Class B Common Stock which were exercised by the Named Executive Officers during 1995 and the value of unexercised options held by the Named Executive Officers as of December 31, 1995.

    AGGREGATED OPTION EXERCISES IN 1995 AND DECEMBER 31, 1995 OPTION VALUES

                                                                                               VALUE OF UNEXERCISED
                                                      NUMBER OF SECURITIES UNDERLYING          IN-THE-MONEY OPTIONS
                                                            UNEXERCISED OPTIONS                AT DECEMBER 31, 1995
                                                         AT DECEMBER 31, 1995 (#)                     ($)(1)
                         SHARES ACQUIRED    VALUE     -----------------------------------    -------------------------
NAME                     ON EXERCISE (#) REALIZED ($)  EXERCISABLE        UNEXERCISABLE      EXERCISABLE UNEXERCISABLE
- ----                     --------------- ------------ ---------------    ----------------    ----------- -------------
V. John Goodwin.........         0            $0          33,333              211,667             $0           $0
Hiroshi Matsumoto.......         0             0          10,000               70,000              0            0
David A. Pryzbylski.....         0             0          10,000               35,000              0            0
George D. Lukes.........         0             0          10,000               30,000              0            0
David L. Peterson.......         0             0          10,000               30,000              0            0

- --------
(1) None of the outstanding stock options held by the Named Executive Officers were in-the-money as of December 31, 1995, as they all have exercise prices in excess of the $12.875 closing price for the Company's Class B Common Stock on December 29, 1995.

PENSION PLANS

  The following table shows the annual benefits payable under the Company's qualified defined benefit retirement plan along with the non-qualified retirement plans, which provide for the payment of retirement benefits in excess of certain maximum limitations imposed by the Internal Revenue Code, to eligible employees in various earnings groups and with various periods of service. Benefits shown are computed at the plan's normal retirement age of 65 based on a straight life annuity.

                              PENSION PLAN TABLE

     AVERAGE ANNUAL                         YEARS OF SERVICE
  ELIGIBLE COMPENSATION   -----------------------------------------------------
  PRECEDING RETIREMENT       10       15       20       25       30       35
  ---------------------   -------- -------- -------- -------- -------- --------
  $100,000............... $ 13,500 $ 20,500 $ 27,000 $ 34,000 $ 40,500 $ 47,500
   150,000...............   20,500   31,000   41,500   51,500   62,000   72,500
   200,000...............   28,000   42,500   56,500   70,500   84,500   98,500
   250,000...............   35,500   53,500   71,500   89,000  107,000  125,000
   300,000...............   43,000   65,000   86,500  108,000  129,500  151,000
   350,000...............   50,500   76,000  101,500  126,500  152,000  177,500
   400,000...............   58,000   87,500  116,500  145,500  174,500  203,500
   450,000...............   65,500   98,500  131,500  164,000  197,000  230,000
   500,000...............   73,000  110,000  146,500  183,000  219,500  256,000
   600,000...............   88,000  132,500  176,500  220,500  264,500  308,500
   700,000...............  103,000  155,000  206,500  258,000  309,500  361,000
   800,000...............  118,000  177,500  236,500  295,500  354,500  413,500
   900,000...............  133,000  200,000  266,500  333,000  399,500  466,000

  Eligible compensation covered by the Company's retirement plans include the eligible employee's base salary, before reduction for any salary deferral agreements, and MICP awards paid for the sixty highest consecutive months during the last ten years of employment. Benefits paid under the Company's plans are not subject to reduction for social security payments received by the Company's executive officers.

  MICP awards are shown in the bonus column of the Summary Compensation Table in the year in which they were earned. Eligible compensation under the retirement plans includes the bonus in the year in which the payment was made and, as such, MICP awards earned in a particular year are included in the following year as eligible compensation under the retirement plans.

  The years of service and amount of eligible compensation under the retirement plans for the Named Executive Officers, as of December 31, 1995, are as follows:

                                                           YEARS OF   ELIGIBLE
      NAME                                                 SERVICE  COMPENSATION
      ----                                                 -------- ------------
      V. John Goodwin.....................................  28.17*    $498,947
      Hiroshi Matsumoto...................................   1.58      254,631
      David A. Pryzbylski.................................  16.25*     254,451
      George D. Lukes.....................................  27.58*     228,850
      David L. Peterson...................................  24.58*     242,163

- --------
  *The number of years shown includes years of service with a prior employer in the following amounts: for Mr. Goodwin 26.58 years, for Mr. Pryzbylski
  14.67 years, for Mr. Lukes 26 years and for Mr. Peterson 23 years. The benefits of each of these officers under the Company's qualified defined benefit retirement plan and non-qualified retirement plans will be reduced by the amount of their pension benefits from the previous employer. See discussion below under the caption "Employment Agreements".

EMPLOYMENT AGREEMENTS

  Mr. Goodwin has an employment agreement with the Company which expires on June 1, 1999. Under the terms of the agreement, as an inducement for employment, Mr. Goodwin was granted options to purchase 100,000 shares of the Company's Class B Common Stock at an exercise price of $14 per share. The agreement provides for a minimum annual base salary of at least $300,000 and annual incentive compensation targeted initially at 50% of base salary. For purposes of determining his pension benefit, Mr. Goodwin will receive credit for 26.58 years of service with his previous employer, and his benefits from the Company will be reduced by his pension benefits from his previous employer. The agreement also provides that the Company will provide retiree health care to Mr. Goodwin under certain circumstances. In the event that the agreement is terminated prior to its expiration date either by the Company without cause, or by Mr. Goodwin for good reason, then the Company must pay Mr. Goodwin a lump sum payment equal to two times the amount of his annual salary and the pro-rata portion of the annual incentive bonus under the MICP for the year in which the termination occurs. In such event, the Company must also provide Mr. Goodwin with the benefits to which he would have been entitled under the Company's retirement plans had his employment continued until the later of age 55 or the date of termination.

  Messrs. Pryzbylski, Lukes and Peterson are each a party to an agreement with the Company which provides that, for purposes of determining the executive officer's pension benefit with the Company, the executive officer will receive credit for his years of service with his previous employer, and his benefits from the Company will be reduced by his pension benefits from his previous employer. Each of these agreements also provides that the Company will provide retiree health care to the executive officer under certain circumstances.

                SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

  The following table sets forth the number of shares of the Company's Class B Common Stock and the number of shares of common stock of NKK Corporation beneficially owned by each of the Company's directors, nominees for director and Named Executive Officers and by the Company's directors and executive officers as a group as of March 1, 1996 in the case of the Company's Class B Common Stock and as of December 31, 1995 in the case of NKK Corporation common stock. None of the Company's directors, nominees for director or Named Executive Officers beneficially owned any shares of the Company's Class A Common Stock. Except as otherwise indicated, each director, nominee for director and Named Executive Officer had sole voting and investment power with respect to any shares beneficially owned.

                                                             CLASS B COMMON STOCK OF
                                NKK CORPORATION STOCK                COMPANY
                            ----------------------------- ------------------------------
                             NUMBER OF SHARES  PERCENT OF  NUMBER OF SHARES   PERCENT OF
   NAME                     BENEFICIALLY OWNED   CLASS    BENEFICIALLY OWNED    CLASS
   ----                     ------------------ ---------- ------------------  ----------
   Edwin V. Clarke, Jr.....            0            0            6,000             *
   V. John Goodwin.........            0            0           34,333(1)          *
   Masayuki Hanmyo.........       20,400            *                0             0
   Frank J. Lucchino.......            0            0              100             *
   Dr. Bruce K. MacLaury...            0            0                0             0
   Hiroshi Matsumoto.......        5,000            *           12,000(1)          *
   Osamu Sawaragi..........       90,800            *            2,500(1)          *
   Kenichiro Sekino........       14,000            *                0             0
   Robert J. Slater........            0            0            5,500(1)          *
   Susumu Terao............       11,000            *                0             0
   George D. Lukes.........            0            0           10,700(1)          *
   David L. Peterson.......            0            0           11,000(1)          *
   David A. Pryzbylski.....            0            0           10,500(1)          *
   All directors and
    executive officers
    as a group (22
    persons)...............      141,200            *          148,325(1)(2)       *

- --------
*Less than 1% of the outstanding shares on March 1, 1996 in the case of the Company's Class B Common Stock and on December 31, 1995 in the case of NKK Corporation common stock.
(1) Includes shares which the individual has the right to acquire through the exercise of stock options which are exercisable within 60 days of March 1, 1996 in the following amounts: for Mr. Goodwin 33,333 shares; for Mr. Matsumoto 10,000 shares; for Mr. Sawaragi 2,500 shares; for Mr. Slater 2,500 shares; for Mr. Lukes 10,000 shares; for Mr. Peterson 10,000 shares; for Mr. Pryzbylski 10,000 shares; and for all directors and executive officers as a group 118,333 shares.
(2) Includes 3,692 shares held by the trustee of the Company's Salaried Employees Retirement Savings Program.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own greater than 10% of a class of the Company's equity securities to file with the Securities and Exchange Commission an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of equity securities of the Company. Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that Forms 5 were not required, the Company believes that all Section 16(a) filing requirements with respect to its officers and directors were met, except that the initial statement of beneficial ownership for Mr. Joseph Dudak, Vice President of the Company, was filed late.

             ADDITIONAL INFORMATION RELATING TO VOTING SECURITIES

  The following table sets forth the only holders known to the Company to beneficially own more than 5% of the Company's Class A Common Stock or Class B Common Stock as of March 1, 1996, unless otherwise indicated.

                                                                                     PERCENT OF TOTAL
NAME AND ADDRESS OF BENEFICIAL       NUMBER OF SHARES    CLASS OF   PERCENT OF CLASS   COMMON STOCK
OWNER                               BENEFICIALLY OWNED COMMON STOCK   OUTSTANDING      OUTSTANDING
- ------------------------------      ------------------ ------------ ---------------- ----------------
NKK U.S.A. Corporation............      22,100,000(1)    Class A           100%           51.05%
 32 Loockerman Square
 Dover, Delaware 19901
Donald Smith & Co., Inc...........       4,183,700(2)    Class B         19.75%            9.66%
 15 Essex Road
 Paramus, New Jersey 07652
Crabbe Huson Group, Inc...........       3,447,800(3)    Class B         16.27%            7.96%
 121 SW Morrison, Suite 1400
 Portland, Oregon 97204
Vanguard/Windsor Funds, Inc.......       3,094,500(4)    Class B         14.60%            7.15%
 100 Vanguard Boulevard
 Malvern, Pennsylvania 19355
Wellington Management Company.....       3,094,500(5)    Class B         14.60%            7.15%
 75 State Street
 Boston, Massachusetts 02109
Pioneering Management Corporation.       2,729,400(6)    Class B         12.88%            6.31%
 60 State Street
 Boston, Massachusetts 02109

- --------
(1) NKK has sole voting and investment power with respect to all shares of Class A Common Stock. As reported in a Schedule 13D dated February 13, 1995 filed with the Securities and Exchange Commission, NKK had sole voting and investment power with respect to 22,100,000 shares of Class B Common Stock listed as beneficially owned as a result of its ownership of Class A Common Stock convertible into an equal number of shares of Class B Common Stock.
(2) According to a Schedule 13G dated February 7, 1996 filed with the Securities and Exchange Commission, Donald Smith & Co., Inc. reported that it had sole voting power with respect to 2,783,700 shares and sole dispositive power with respect to 4,183,700 shares.
(3) According to a Schedule 13G dated February 13, 1996 filed with the Securities and Exchange Commission, Crabbe Huson Group, Inc. reported that it had shared voting power and shared dispositive power with respect to 660,400 shares which are owned by the Crabbe Huson Equity Fund, Inc. and 135,600 shares which are owned by the Crabbe Huson Asset Allocation Fund, Inc. The Crabbe Huson Group, Inc. also reported that it had shared voting power and shared dispositive power with respect to 2,651,800 shares owned by approximately 21 investors for whom it serves as an investment advisor.
(4) According to a Schedule 13G dated February 2, 1996 filed with the Securities and Exchange Commission, Vanguard/Windsor Funds, Inc. reported that it had sole voting power and shared dispositive power with respect to 3,094,500 shares. Wellington Management Company has filed a Schedule 13G which indicates that it may also be considered the beneficial owner of these same shares. See footnote (5).
(5) According to a Schedule 13G dated January 31, 1996 filed with the Securities and Exchange Commission, Wellington Management Company reported that it had shared dispositive power with respect to 3,094,500 shares. Vanguard/Windsor Funds, Inc. has filed a Schedule 13G which indicates that it may also be considered the beneficial owner of these same shares. See footnote (4).

(6) According to a Schedule 13G dated January 8, 1996 filed with the Securities and Exchange Commission, Pioneering Management Corporation reported that it had sole voting power and shared dispositive power with respect to 2,729,400 shares.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Company had borrowings outstanding with an NKK affiliate, related to the rebuild of the No. 5 coke oven battery at the Great Lakes Division, totaling $177.1 million as of December 31, 1995. During 1995, the Company paid $152.9 million in principal (including prepayments of $133.3 million) and recorded $19.7 million in interest expense related to this loan. Accrued interest on the loan as of December 31, 1995 was $5.1 million. Additionally, deferred financing costs related to the loan were $2.5 million as of December 31, 1995.

  Effective as of May 1, 1995, the Company entered into an Agreement for the Transfer of Employees with NKK Corporation (superseding a prior arrangement). This Agreement was unanimously approved by all directors of the Company who were not then, and never have been, employees of NKK. Pursuant to the terms of this Agreement, significant technology is provided on a perpetual royalty-free basis to the Company through NKK employees who are transferred to the employ of the Company. The Company has agreed to reimburse NKK for the costs and expenses incurred by NKK in connection with the transfer of the employees. The total amount of reimbursable expenses which the Company is obligated to pay is capped at $11.7 million for the initial term of the Agreement which runs from May 1, 1995 through December 31, 1996. The Agreement can be extended from year to year thereafter if approved by NKK and by a majority of those directors of the Company who are not then, and have never been, employees of NKK.

                          COMPARISON OF TOTAL RETURN

  The chart on the following page compares the Company's total stockholder return on its Class B Common Stock for the period beginning March 23, 1993, the date of the initial public offering of the Company's Class B Common Stock, and ending December 31, 1995, with the cumulative return of the Standard & Poors Composite 500 stock index and a peer group consisting of the U.S. Steel Group of USX Corporation, Bethlehem Steel Corporation, and Inland Steel Industries, Inc. These comparisons assume an investment of $100 on March 23, 1993 in Class B Common Stock of the Company, the Standard & Poors Composite 500 stock index and the peer group. Cumulative total returns are calculated assuming reinvestment of dividends, and the peer group index is weighted to reflect the market capitalization of the index members. The peer group companies are direct business competitors of the Company and were selected based on similarities in product offerings, customers and markets served and the extent of the trading history of the company's stock.

  The comparisons in this graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's stock.

                         TOTAL RETURN TO SHAREHOLDERS
                 NATIONAL STEEL CORPORATION: 3/23/93-12/31/95

                       [PERFORMANCE GRAPH APPEARS HERE]

 COMPANY/INDEX   3/23/93 6/30/93 12/31/93 6/30/94 12/31/94 6/30/95 12/31/95
 -------------   ------- ------- -------- ------- -------- ------- --------
 National Steel    100   145.54    85.71  111.61   105.36  110.72    91.97
 S&P 500           100   101.14   106.16  102.56   107.56  129.22   147.83
 Peer Group        100   105.15   115.00  101.46   103.12   95.83    83.60

            RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

  On January 30, 1996, the Board of Directors appointed Ernst & Young LLP to serve as independent auditors for the Company for the fiscal year ended December 31, 1996, subject to ratification of such appointment at the 1996 Annual Meeting of Stockholders.

  Ratification of the appointment requires the favorable vote of a majority of the voting power of the outstanding shares of Common Stock present at the meeting and constituting a quorum. If the stockholders do not ratify this appointment, the selection of the independent auditors will be reconsidered by the Board of Directors.

  Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

  The Board of Directors unanimously recommends a vote FOR the appointment of Ernst & Young LLP as auditors.

                           PROPOSALS OF STOCKHOLDERS

  In order to be considered for inclusion in the Company's proxy statement and proxy for the Annual Meeting of Stockholders to be held in 1997, proposals of stockholders pursuant to Securities and Exchange Commission Rule 14a-8 intended to be presented at the 1997 Annual Meeting must be received in writing by the Secretary of the Company no later than December 9, 1996 and otherwise meet the requirements of that rule.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting. However, if any other matters do come before the Annual Meeting, it is intended that the holders of proxies will vote thereon in their discretion.

                                          By order of the Board of Directors,

                                          /s/ David A. Pryzbylski
                                          David A. Pryzbylski
                                          Secretary

April 8, 1996
Mishawaka, Indiana

PROXY


                       FIDELITY MANAGEMENT TRUST COMPANY


If I sign and return this proxy to you, you are instructed to cause all National Steel Corporation Common Stock in my National Steel Retirement Savings Plan or National Steel Represented Employee Retirement Savings Plan Account to be voted at the Annual Meeting of Shareholders of National Steel Corporation, to be held on April 30, 1996, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then unless otherwise indicated, as recommended by management on such matters, and, on such other matters as may properly come before the meeting. The Trustee will keep the vote completely confidential.

If the Trustee does not receive a properly executed proxy by April 25, 1996 the Trustee shall vote the shares represented by this proxy in the same proportion as it votes those shares for which it does receive a properly executed proxy.

                                    (OVER)

                                                 (Please sign on reverse side)

                                                          Please mark    [X]
                                                          your votes as
                                                          indicated in
                                                          this example.


1.   ELECTION OF DIRECTORS

        FOR                WITHHOLD        NOMINEES:  V. John Goodwin
   all nominees            AUTHORITY                  Masayuki Hanmyo
listed to the right     to vote for all               Frank J. Lucchino
(except as marked       nominees listed               Dr. Bruce K. MacLaury
 to the contrary)        to the right                 Hiroshi Matsumoto
                                                      Osamu Sawaragi
        [_]                 [_]                       Kenichiro Sekino
                                                      Robert J. Slater
                                                      Susumu Terao

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- -----------------------------------------------------------------------------

2. Ratification of the appointment of Ernst & Young as the Company's independent auditors for 1996.

     FOR      AGAINST      ABSTAIN

     [_]        [_]          [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                           Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           Dated: ______________________________________, 1996


                           ---------------------------------------------------
                                              (Signature)


                           ---------------------------------------------------
                                      (Signature if held jointly)

                           PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PROXY


                          NATIONAL STEEL CORPORATION

          This Proxy is Solicited on Behalf of the Board of Directors


     The undersigned hereby appoints V. John Goodwin and David A. Pryzbylski the proxies, each with power to act alone and with power of substitution, and hereby authorizes them to represent and vote, all the shares of Class B Common Stock of National Steel Corporation which the undersigned is entitled to vote at the Annual Meeting to be held April 30, 1996 or any adjournment thereof as designated herein and, in their discretion, upon such other matters as may properly come before the meeting.

      (Continued, and to be marked, dated and signed, on the other side)

                                                          Please mark    [X]
                                                          your votes as
                                                          indicated in
                                                          this example.


1.   ELECTION OF DIRECTORS

        FOR                WITHHOLD        NOMINEES:  V. John Goodwin
   all nominees            AUTHORITY                  Masayuki Hanmyo
listed to the right     to vote for all               Frank J. Lucchino
(except as marked       nominees listed               Dr. Bruce K. MacLaury
 to the contrary)        to the right                 Hiroshi Matsumoto
                                                      Osamu Sawaragi
        [_]                 [_]                       Kenichiro Sekino
                                                      Robert J. Slater
                                                      Susumu Terao

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- -----------------------------------------------------------------------------

2. Ratification of the appointment of Ernst & Young as the Company's independent auditors for 1996.

     FOR      AGAINST      ABSTAIN

     [_]        [_]          [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                           Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           Dated: ______________________________________, 1996


                           ---------------------------------------------------
                                              (Signature)


                           ---------------------------------------------------
                                      (Signature if held jointly)

                           PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.